Exhibit 99.1

Contacts:

INVESTORS: Renovis, Inc. John C. Doyle (650) 266-1407 doyle@renovis.com	MEDIA: Noonan Russo Jane Petrino (212) 845-4274 jane.petrino@eurorscg.com

RENOVIS REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS

South San Francisco, California – April 27, 2005 – Renovis, Inc. (Nasdaq: RNVS), a biopharmaceutical company focused on the discovery and development of drugs for diseases and disorders in the areas of cytoprotection, pain and inflammation, today announced financial results for the first quarter ended March 31, 2006.

Revenue for the quarter ended March 31, 2006 was $2.5 million, which included $2.2 million from our collaboration with Pfizer Inc to discover and develop VR1 antagonists for pain and other indications. This compares to first quarter 2005 revenue of $0.7 million from our collaboration with Genentech, Inc. in the areas of neurological disorders and anti-angiogenesis.

Research and development expenses for the quarter ended March 31, 2006 were $6.9 million, compared to $8.4 million during the same period in 2005. The decrease in research and development expenses primarily reflects lower clinical development expenses as a result of our decisions to end two clinical development programs in 2005. This decrease was partially offset by additional investments in preclinical activities in the areas of cytoprotection, pain and inflammatory diseases as well as the effect of our adoption, on January 1, 2006, of Statement of Financial Accounting Standards No. 123R, Share-Based Payment (SFAS 123R).

General and administrative expenses for the quarter ended March 31, 2006 were $3.9 million compared to $2.5 million during the same period in 2005. The increase in general and administrative expenses primarily reflects the non-cash stock compensation expense impact of our adoption of SFAS 123R as well as stock option expense for grants made to consultants during the quarter.

Net loss for the first quarter of 2006 was $7.1 million compared to $10.0 million for the same period last year. Basic and diluted net loss per share in the first quarter was $0.25 compared with $0.41 in the first quarter of 2005.

At March 31, 2006, Renovis had $112.9 million in cash, cash equivalents and short-term investments.

First Quarter 2006 NXY-059 Update

“Following publication of the SAINT I data in the New England Journal of Medicine during the first quarter of 2006, we reported that data from the Phase IIb CHANT trial showed that the safety and tolerability of NXY-059 in patients with intracerebral hemorrhage was similar to placebo,” said Corey S. Goodman, Ph.D., President and Chief Executive Officer. “Together with the data from the SAINT I trial, which showed statistically significant reduction compared with placebo of disability following acute ischemic stroke (AIS), the CHANT data support our belief that NXY-059 could benefit a broad range of AIS patients. Subject to successful completion of the SAINT II trial, AstraZeneca has announced that it expects to file for regulatory approval of NXY-059 in the United States and Europe in the first half of 2007.”

2006 Financial Guidance

Financial projections involve a high level of uncertainty due to, among many factors, the variability involved in predicting requirements of early stage research programs, the potential for Renovis to enter into new licensing agreements or strategic collaborations and share-based compensation expense. We plan to update financial guidance for 2006 when we release results for each quarter or upon the announcement of material corporate events.

For the year ending December 31, 2006, the Company presently anticipates:

•	total contract revenue from existing agreements of $8.8 million to $9.2 million; and

•	total operating expenses of $48.0 million to $56.0 million, including $10.0 million to $13.0 million in share-based compensation to be recognized in accordance with SFAS 123R.

Conference Call and Webcast Information

Corey S. Goodman, Ph.D., President and CEO, and John C. Doyle, Vice President of Finance and CFO, will review first quarter 2006 results via webcast and conference call on Thursday, April 27, 2006 at 4:30 p.m. Eastern Standard Time. Interested parties may access the call by dialing 1-866-362-4832 in the United States and 1-617-597-5364 internationally. The participant code is 97755288. This call is being webcast by CCBN and can be accessed in the Investor Relations section of Renovis’ web site at www.renovis.com. A replay of the webcast will be available until we report results for the second quarter of 2006. The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About Renovis

Renovis is a biopharmaceutical company primarily focused on the discovery and development of drugs for neurological diseases and disorders. Our most advanced product candidate, NXY-059, is in Phase III clinical trials for acute ischemic stroke with our exclusive licensee, AstraZeneca AB. NXY-059 has a proposed mechanism of action of free radical trapping. It is being studied as a neuroprotectant in clinical trials based on effects seen in experimental models of acute ischemic stroke. In addition to proprietary research programs in the areas of cytoprotection, pain and inflammation we have a worldwide collaboration and license agreement with Pfizer to research, develop and commercialize small molecule VR1 antagonists, and a research and development collaboration with Genentech to discover and develop anti-angiogenesis drugs and drugs that promote nerve re-growth following nervous system injury.

For additional information about the company, please visit www.renovis.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that we make are described in greater detail in the “Risk Factors” section of our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 14, 2006. We do not assume any obligation to update any forward-looking statements.

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RENOVIS, INC.

Condensed Statements of Operations

(All amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Contract revenue	$2,478	$656
Operating expenses:
Research and development	6,872 (1)	8,415 (2)
General and administrative	3,903 (1)	2,533 (2)

Total operating expenses	10,775	10,948
Loss from operations	(8,297)	(10,292)
Other income, net	1,162	302

Net loss	$(7,135)	$(9,990)

Basic and diluted net loss per share	$(0.25)	$(0.41)

Shares used to compute basic and diluted net loss per share	28,976,250	24,527,116

(1)	As of January 1, 2006, we account for employee share-based compensation expense under the fair value method in accordance with SFAS 123R. As we adopted the modified prospective transition method, results for prior periods have not been restated to account for share-based compensation under the fair value method for GAAP purposes. For the three months ended March 31, 2006, share-based employee compensation expense of $1.1 million and $1.2 million was included in research and development and general and administrative expense, respectively.

(2)	Prior to January 1, 2006, we accounted for employee share-based compensation under Accounting Principles Board, Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). In accordance with APB 25, we used the intrinsic value method to account for employee share-based compensation expense. We have reclassified $0.7 million and $0.3 million to research and development and general and administrative expense, respectively, for amortization of employee share-based compensation that was previously shown as a separate line item in our statement of operations. This amortization of share-based compensation expense as measured under APB 25 related to stock options granted prior to December 31, 2003, for which the exercise prices of the stock options were lower than the estimated fair value of our common stock on the grant date.

RENOVIS, INC.

Condensed Balance Sheets

(in thousands)

	March 31, 2006	December 31, 2005(1)
Assets:
Cash and cash equivalents	$73,273	$8,149
Short-term investments	39,670	110,740
Prepaids and other current assets	1,342	1,082

Total current assets	114,285	119,971
Property and equipment, net	7,303	6,428
Other long-term assets	176	213

	$121,764	$126,612

Liabilities and stockholders’ equity
Current liabilities	$11,670	$11,642
Long-term liabilities	4,881	6,372
Stockholders’ equity	105,213	108,598

	$121,764	$126,612

(1)	Derived from audited financial statements at that date.